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                                                                    EXHIBIT 23.1

                             THE BOARD OF DIRECTORS
Foilmark, Inc:

We consent to incorporation by reference in the registration statement on Form S-8 of Foilmark, Inc. of our report dated August 27, 1999, relating to the consolidated balance sheets of Foilmark, Inc. and subsidiaries as of June 30, 1999, and December 31, 1998, and the related consolidated statements of earnings, retained earnings, and cash flows for the six months ended
June 30, 1999 and the years ended December 31, 1998 and 1997 and the related schedule, which report appears in the June 30, 1999, annual report on Form 10-K of Foilmark, Inc.

                                                              /s/ KPMG LLP

Melville, New York
November 1, 1999